Exhibit 99.2
Preliminary 2007 Third Quarter Earnings November 1, 2007 11:30 AM ET Contact ResCap Investor Relations at (888) 440-8851 or investorrelations@rescapholdings.com

Forward Looking Statements In this presentation and comments by GMAC LLC ("GMAC") and Residential Capital, LLC ("ResCap") management, the use of the words "expect", "anticipate", "estimate", "forecast", "initiative", "objective", "plan", "goal", "project", "outlook", "priorities", "target", "intend", "evaluate", "pursue", "seek", "may", "would", "could", "should", "believe", "potential", "continue" or the negative of any of those words or similar expressions is intended to identify forward-looking statements. All statements herein and in related charts and management comments, other than statements of historical fact, including without limitation, statements about future events and financial performance, are forward- looking statements that involve certain risks and uncertainties. While these statements represent our current judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results, and ResCap's actual results may differ materially due to numerous important factors that are described in the most recent reports on SEC Form 10- K for ResCap, each of which may be revised or supplemented in subsequent reports on SEC Forms 10-Q and 8-K. Such factors include, among others, the following: securing low cost funding to sustain growth for ResCap; our ability to maintain an appropriate level of debt; recent developments in the residential mortgage market, especially in the nonprime sector; the impact on ResCap of the continuing decline in the U.S. housing market; changes in U.S. government-sponsored mortgage programs or disruptions in the markets in which our mortgage subsidiaries operate; changes in our contractual servicing rights; costs and risks associated with litigation; changes in our accounting assumptions that may require or that result from changes in the accounting rules or their application, which could result in an impact on earnings; changes in the credit ratings of ResCap; changes in economic conditions, currency exchange rates or political stability in the markets in which we operate; and changes in the existing or the adoption of new laws, regulations, policies or other activities of governments, agencies and similar organizations. Investors are cautioned not to place undue reliance on forward-looking statements. ResCap undertakes no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events or other such factors that affect the subject of these statements, except where expressly required by law. 2

Weakening credit and market illiquidity drove increased reserves, losses and write-downs Reduced origination volumes in response to liquidity challenges Homebuilders experienced additional stress as sales declined and cancellations increased Increased in provisions and related watch lists Abrupt credit-tightening in Europe increased funding costs and sharply depressed asset values despite stable credit performance Capital position eroded by net losses, partially offset by $1 billion equity injection Liquidity position significantly enhanced U.S. Residential Finance Business Lending ResCap - Q3 2007 Key Metrics 3 International Business Capital & Liquidity

ResCap - Condensed Income Statement* 4 *Income statement presentation (condensed) as it appears in GMAC's Form 10-Q ; results as they appear in ResCap's Form 10-Q can be found on page 32 of this presentation **Operating income represents net income excluding the after-tax impact of goodwill and intangible impairment charges of $455 million in Q3 2007

ResCap - Q3 Significant Items Domestic Mortgage results driven largely by increase in provision for loss on HFI portfolio, write- downs of HFS and trading securities, and impairment of REO International Business impacted by market liquidity issues which forced mark-to-market losses, as well as generated losses on sale of loans and write-downs of mortgage-related securities Business Lending increased provisions for loan losses, and impaired its Lot Option and Model Home inventory Concluded goodwill was impaired Resulted in the following significant charges to Q3 earnings; 5 Note: These amounts are classified according to ResCap's Income Statement presentation located on page 32 of this presentation

Q3 2007 ResCap Preliminary Earnings Release

ResCap – Nonprime Risk

Further reduction of nonprime across all categories

- Smaller HFS Q3 outstanding reflects lower originations and transfer of assets to HFI portfolio
- HFI runoff was offset by the transfer of assets from HFS portfolio
- Warehouse lending receivables dropped to $1.8 billion from $8.8 billion at the end of 2006


U.S. Loan Servicing Portfolio
Total: $427.4 billion
10%
62%
28%
Warehouse Lending Receivables[2]
Total: $1.8 billion
12%
88%
Nonprime
Prime Conforming
Prime Nonconforming and Other[1]
Held For Sale
Total: $15.0 billion
19%
61%
20%
Held For Investment (excluding Securitized)
Total: $21.7 billion[3]
75%
6%
19%
As of 9/30/07

[1] *Prime Nonconforming and Other includes Prime Nonconforming, Prime Second-Lien, and Government*
[2] *Prime Nonconforming data is not available for Warehouse Lending Receivables*
[3] *Total Held for Investment portfolio of $60.8 billion has been reduced by $39.0 billion of securitized loans where ResCap's economic risk is limited to net book value of $0.4 billion*

RESCAP
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Illustrative Balance Sheet Excluding Certain Activities 7 Note: The table above reconciles certain components of ResCap's financial statements, as prepared in accordance with generally accepted accounting principles, to a presentation as if we excluded our on-balance sheet securitized portfolios and associated debt, and excluded activities within the Automotive Division of GMAC Bank. ResCap has no economic rights or exposures related to the Automotive Division of GMAC Bank and economic exposure to our on- balance sheet securitized portfolios was limited to approximately $0.4 billion as of September 30, 2007. This data is not intended to depict any actual or contemplated transaction and is for informational purposes only The economic exposure related to the on-balance sheet securitizations continues to decrease as presented below: *Balance sheet items as they appear in ResCap's Form 10-Q, which includes the auto division of GMAC Bank

Q3 2007 ResCap Preliminary Earnings Release

ResCap – U.S. HFS Portfolio

During the third quarter, ResCap originated $20.2 billion

- Originated $185 million of nonprime product in Q3 compared to $685 million in Q2 2007
- Originated $4.6 billion of prime nonconforming product in Q3 compared to $9.9 billion in Q2 2007

Total US Q3 2007 sales were $21.3 billion

- Focus on the Agency distribution given the market dislocation
- During Q3 transferred $6 billion from HFS to HFI

Q3 2007 Production of $20.2 billion


7%
1%
9%
23%
60%
Prime Conforming
Prime Nonconforming
Government
Nonprime
Prime Second-lien

Q3 2007 Distribution of $21.3 billion (Issuance and whole loan sales)


9%
25%
66%
Non-Agency Public Securitizations
Agency
Non-Agency Whole Loans

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ResCap U.S. Mortgage Production Proactively reduced non-conforming production as a result of diminished liquidity 9

ResCap -Servicing & Warehouse Lending ResCap's world-class servicing operation continues to perform well Single operation supports all loan products, brands and investors U.S. servicing portfolio increased to $427.4 billion at 9/30/07, an increase of $25 billion from 9/30/06 ResCap is the #1 subservicer in the U.S. with $52 billion subservicing portfolio as of 09/30/07 Undertaking measures to maintain quality in current stressed credit environment Added additional positions to increase capacity and avoid foreclosures Referred over 28,000 customers to Home Ownership Preservation Enterprise counseling Provided over 6,700 modifications year to date Executed over 4,500 permanent modifications Maintaining strong re-underwriting practices to ensure borrower success Warehouse lending receivables fell to $1.8 billion at 9/30/2007, compared to $8.8 billion at the end of 2006 Nonprime exposure declined to $200 million at 9/30/2007, compared to $2.4 billion at the end of 2006 In the process of shifting warehouse lending to GMAC Bank in order to achieve lower cost of funding Continue to focus on credit underwriting and workouts 10

Business Lending Update The homebuilding industry encountered significant deterioration in Q3 Mortgage market challenges increased home inventories and foreclosures Oversupply of homes has put downward pressure on housing prices Rising foreclosure rates will intensify the problem Business lending operation is changing its structure to reflect the new environment Shifted strategy from asset growth to asset management and workout Total assets declined $1.1 billion to $6.5 billion in Q3 from $7.6 billion in Q2 Repositioning to focus on middle market builders / developers Restructuring customer contact Implementing more stringent credit guidelines Building in-house workout capabilities 11

ResCap International Update In August, there was virtually no liquidity for mortgage assets Securitization markets did not reopen in September after the holiday break Banks increased margin calls on mortgage assets due to changes in market Forced sellers of MBS to widen spreads, but underlying activity remains sparse Credit quality remains largely unaffected Mortgages in most countries continued to perform as predicted Losses on mortgage pools remained stable Market fears of downturn in the UK and Spain have yet to materialize in actual servicing data Market pressures drove significant losses in ResCap's international portfolio Realized $67 million of pre-tax losses on sale of UK assets compared to historical gains Took unrealized losses of $463 million pre-tax as a result of mark-to-market valuation on pipeline and existing HFS portfolios 12

Q3 2007 ResCap Preliminary Earnings Release

ResCap - Held for Investment Portfolio - Credit Quality

Nonaccrual Loans as a % of total MLHFI*


9.2%
9.1%
9.2%
9.0%
8.4%
8.3%
9.2%
10.5%
11.9%
14.0%
14.1%
Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3
2005
2006
2007

- Increasing foreclosures, declining home prices and other factors continue to impact HFI portfolio, driving the provision for losses and loss allowances higher
- Delinquency level remained flat in comparison to Q2 2007
- On the securitized domestic HFI portfolio, ResCap's net exposure limited to $0.4 billion first loss position at 9/30/07

Net charge-offs as a % of total MLHFI*


0.2%
0.2%
0.2%
0.1%
0.2%
0.2%
0.2%
0.3%
0.3%
0.4%
0.7%
Q1 Q2 Q3 Q4 Q1 Q2 Q3 Q4 Q1 Q2 Q3
2005
2006
2007

- Net charge-offs as a % of MLHFI increased to 0.7% in Q3 2007 due to increases in foreclosures and declining home prices
- Current loan loss allowance has increased to 2.85% compared to 2.71% in Q2 2007

** MLHFI – Mortgage Loans Held for Investment. The total MLHFI is $60.8 billion for quarter ended 9/30/07, $62.7 billion for quarter ended 6/30/07, $65.3 billion for quarter ended 3/31/07, $69.4 billion for 2006 & $69.0 billion for 2005 and is included in the balance sheet under the caption "Finance receivables and loans, net of unearned income"*

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2005 Affordability, tightening credit standards, and mortgage market illiquidity have depressed home sales Homebuilders' inventories are rising, margins are declining Increased specific loan loss reserves related to our business lending receivables by $96.8 million Allowance for loan losses in the lending receivable portfolio increased to 3.72% for Q3 2007 from 2.66% at the end of 2006 ResCap - Lending Receivables - Credit Quality 2006 2005 2006 2007 2007 * Total lending receivables are $8.8 billion for quarter ended 9/30/07, $11.1 billion for quarter ended 6/30/07, $12.9 billion for quarter ended 3/31/07, $14.9 billion for 2006 & $13.6 billion for 2005 and are included in the balance sheet under the caption "Finance receivables and loans, net of unearned income" Nonaccrual Loans as a % of Total Lending Receivables Net charge-offs as a % of Total Lending Receivables 14

ResCap Liquidity Overall cash, equity and liquidity remain strong Actions taken immediately as crisis developed to address liquidity Global $1.75 billion unsecured revolving facilities remained available and undrawn Improved liquidity over past 90 days Eliminated exposure to extendable CP Secured $2 billion of new committed conforming repo facilities Executed sale of Healthcare Capital to GMAC for $0.9 billion final purchase price Increased MSR funding capacity by $0.95 billion Accelerated renewal £ 2.4 ($ 4.8) billion conduit facility in the UK GMAC capital injection of $2 billion year to date ResCap will continue to maintain a strong liquidity and capital position 15

GMAC Bank GMAC Bank has become a more important component of the overall strategy Volatility of public debt markets and the current credit environment have made typical mortgage moving model challenging GMAC Bank provides access to broader sources of funding including FHLB Advances and Deposits Total FHLB borrowing capacity of $12.2 billion ($2.2 billion of which is unused) Total deposits increased by 50% since 2006 year end 16 Amounts include assets and deposit liabilities of the auto division of GMAC Bank

ResCap Restructuring Announced a major restructuring of mortgage operations Reduced and focused product offerings Eliminating staff - approximately 3,000 positions or 25% with majority in 2007 Reductions are in addition to the elimination of 2,000 positions announced earlier this year Closing 50 sales and servicing locations Shifting more towards direct consumer origination channels Restructuring affects all three business units: Domestic mortgage operations will focus on originating and servicing prime conforming and high- quality jumbo product, leveraging GMAC Bank BCG will focus on middle market developers IBG will limit operations to markets with multiple sources to fund and sell assets Credit/risk management functions will be further strengthened across all three segments As a result of workforce reductions, ResCap will incur restructuring charges of $90- $100 million, with majority of the charge in Q4 2007 17

ResCap Operating Model Shift to simplified, more focused business model Low cost producer Production toward the consumer Streamlined product suite - 80% government / agency production World class servicing Goal of 80% of domestic production funded through GMAC Bank Subject to regulatory requirements / approvals Reduce risk and income volatility via balance sheet restructuring Reduce HFS inventories Sell nonprime HFI residuals Expand credit and control environment to manage risk and enhance reliability Simplify control process and systems 18

Q3 2007 ResCap Preliminary Earnings Release

ResCap – 2007 Outlook

Global capital markets remain volatile

- Mortgage and credit markets remain stressed
  - Liquidity slowly returning to some very high-quality nonconforming products
  - Asset pricing, when available, generally remains depressed
- Expect difficult conditions to continue into at least early 2008

Home prices expected to continue to decline

- Sales of existing single-family homes decreased 8.6% in September
  - Slowest pace since February 1998
- The S&P/Case-Shiller Home Price Index for the month of August showed the eighth consecutive monthly decline and the largest month to month decline on record

These factors are expected to place additional stress on ResCap's Q4 performance

- In addition, cost reductions from our restructuring actions will likely not be realized until Q1 2008

ResCap is committed to maintaining liquidity and maintaining its capital position throughout the restructuring process

- Reducing balance sheet risk and overall leverage
- New operating model scalable quickly once market fundamentals improve

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